As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE NAVIGATORS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

13-3138397

(I.R.S. Employer Identification No.)

6 International Drive

Rye Brook, New York 10573

(914) 934-8999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce J. Byrnes

Senior Vice President, General Counsel and Secretary

The Navigators Group, Inc.

6 International Drive

Rye Brook, New York 10573

(914) 934-8999

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

William S. Lamb, Esq.

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Telephone: (212) 408-2500

Facsimile: (212) 408-2501

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum aggregate price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Debt Securities of The Navigators Group, Inc. Common Stock, par value $0.10 per share, of The Navigators Group, Inc. Preferred Stock, par value $0.10 per share, of The Navigators Group, Inc. Depositary Shares of The Navigators Group, Inc. (3) Warrants of The Navigators Group, Inc. (4) Units of The Navigators Group, Inc. (5) Stock Purchase Contracts of The Navigators Group, Inc. Stock Purchase Units of The Navigators Group, Inc. (6) Total	$500,000,000	100%	$500,000,000 (7)	$57,300

(1)	The proposed maximum aggregate price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered.

(2)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and is exclusive of accrued interest, distributions and dividends, if any.

(3)	There is being registered hereunder an indeterminate number of depositary shares evidenced by depositary receipts as may be issued in the event that The Navigators Group, Inc. elects to offer fractional interests in the debt securities or shares of either common stock or preferred stock registered hereby. No separate consideration will be received for the depositary shares.

(4)	Warrants may be sold separately or with debt securities, preferred stock or common stock or units of two or more of these types of securities.

(5)	Each unit may consist of a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

(6)	Any stock purchase unit to be offered hereunder will consist of a stock purchase contract and (i) common stock; (ii) preferred stock; (iii) debt securities, (iv) other stock purchase contracts; (v) depositary shares, or (vi) preferred securities or debt obligations of third parties, including U.S. Treasury Securities.

(7)	Exclusive of accrued interest, distributions and dividends, if any.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of the jurisdiction.

SUBJECT TO COMPLETION, DATED JUNE 1, 2012

PROSPECTUS

$500,000,000 THE NAVIGATORS GROUP, INC. Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Units, Stock Purchase Contracts and Stock Purchase Units

By this prospectus, we may offer from time to time up to $500,000,000 of any combination of the securities described in this prospectus.

We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “NAVG.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “The Navigators Group, Inc. Filings.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Navigators Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Navigators Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References to the “Company,” “we,” “us” and “our” in this prospectus are references to The Navigators Group, Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC to register the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement which forms a part of that registration statement, do contain all of the information in the registration statement or the exhibits to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may review a copy of those reports, statements or other information at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or in later filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

THE NAVIGATORS GROUP, INC. FILINGS

(File No. 001-15886)	Period or Date Filed

Annual Report on Form 10-K and the portions of our Proxy Statement dated April 11, 2012 for our 2012 Annual Meeting incorporated by reference into our Annual Report	Fiscal Year ended December 31, 2011

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2012

Current Reports on Form 8-K	Filed on March 20, 2012, March 23, 2012, May 4, 2012 and May 25, 2012

Description of our common stock contained in our Form 8-A	Filed on May 20, 1987

We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

You can request a copy of these filings, without charge, by writing or telephoning The Navigators Group, Inc., Attn: Bruce J. Byrnes, Senior Vice President, General Counsel and Secretary, Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573, Telephone: (914) 934-8999. In addition, we make available through our website at www.navg.com under the Financial Information link, free of charge, our Annual Report on Form 10-K including exhibits, Quarterly Reports on Form 10-Q including exhibits, Current Reports on Form 8-K including exhibits, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents we incorporate by reference are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in or incorporated by reference in this prospectus are forward-looking statements. Whenever used in this prospectus, the words “estimate,” “expect,” “believe,” “may,” “will,” “intend,” “continue” or similar expressions or their negative are intended to identify such forward-looking statements. Forward-looking statements are derived from information that we currently have and assumptions that we make. We cannot assure you that anticipated results will be achieved, since actual results may differ materially because of both known and unknown risks and uncertainties which we face. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to, the factors discussed in the “Risk Factors” section of our 2011 Annual Report on Form 10-K as well as:

—	continued volatility in the financial markets and the current recession;

—

risks arising from the concentration of our business in marine and energy, general liability and professional liability insurance, including the risk that market conditions for these lines could change adversely or that we could experience large losses in these lines;

—	cyclicality in the property/casualty insurance business generally, and the marine insurance business specifically;

—

risks that we face in entering new markets and diversifying the products and services that we offer, including risks arising from the development of our new specialty lines or our ability to manage effectively the rapid growth in our lines of business;

—

changing legal, social and economic trends and inherent uncertainties in the loss estimation process, which could adversely impact the adequacy of loss reserves and the allowance for reinsurance recoverables;

—	risks inherent in the preparation of our financial statements, which requires us to make many estimates and judgments;

—	our ability to continue to obtain reinsurance covering our exposures at appropriate prices and/or in sufficient amounts;

—

the counterparty credit risk of our reinsurers, including risks associated with the collection of reinsurance recoverable amounts from our reinsurers, who may not pay losses in a timely fashion, or at all;

—	the effects of competition from other insurers;

—	unexpected turnover of our professional staff and our ability to attract and retain qualified employees;

—	increases in interest rates during periods in which we must sell fixed-income securities to satisfy liquidity needs may result in realized investment losses;

—	our investment portfolio is exposed to market-wide risks and fluctuations, as well as to risks inherent in particular types of securities;

—

exposure to significant capital market risks related to changes in interest rates, credit spreads, equity prices and foreign exchange rates which may adversely affect our results of operations, financial condition or cash flows;

—	capital may not be available in the future, or may not be available on favorable terms;

—

our ability to maintain or improve our insurance company ratings, as downgrades could significantly adversely affect us, including reducing our competitive position in the industry, or causing clients to choose an insurer with a certain rating level to use higher-rated insurers;

—

risks associated with continued or increased premium levies by Lloyd’s of London (“Lloyd’s) for the Lloyd’s Central Fund and cash calls for trust fund deposits, or a significant downgrade of Lloyd’s rating by A.M. Best Company;

—	changes in the laws, rules and regulations that apply to our insurance companies;

—	the effect of the E.U. Directive on Solvency II on how we manage our business, capital requirements and costs associated with conducting business;

—	the inability of our subsidiaries to pay dividends to us in sufficient amounts, which would harm our ability to meet our obligations;

—	weather-related events and other catastrophes (including man-made catastrophes) impacting our insureds and/or reinsurers;

—	volatility in the market price of our common stock;

—	exposure to recent uncertainties with regard to European sovereign debt holdings; and

—	other risks that we identify in current and future filings with the SEC.

In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus may not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates.

THE NAVIGATORS GROUP, INC.

We are an international insurance holding company focusing on specialty products within the overall property/casualty insurance market. The Company’s underwriting segments consist of insurance company operations and operations at Lloyd’s (the “Lloyd’s Operations”). Our largest product line and most long-standing area of specialization is ocean marine insurance. We have also developed other specialty insurance lines such as commercial primary and excess liability as well as specialty niches in professional liability, and have expanded our specialty reinsurance business since launching Navigators Re in the fourth quarter of 2010.

We conduct operations through our Insurance Companies and our Lloyd’s Operations underwriting segments. The Insurance Companies’ segment consists of Navigators Insurance Company, which includes a United Kingdom Branch (the “U.K. Branch”), and Navigators Specialty Insurance Company, which underwrites specialty and professional liability insurance on an excess and surplus lines basis. All of the insurance business written by Navigators Specialty Insurance Company is fully reinsured by Navigators Insurance Company pursuant to a 100% quota share reinsurance agreement. The insurance and reinsurance business written by our Insurance Companies is underwritten through our wholly-owned underwriting management companies, Navigators Management Company, Inc. (“NMC”) and Navigators Management (UK) Ltd. (“NMUK”). Our Lloyd’s Operations segment includes Navigators Underwriting Agency Ltd. (“NUAL”), a Lloyd’s of London (“Lloyd’s”) underwriting agency which manages Lloyd’s Syndicate 1221 (“Syndicate 1221”). Our Lloyd’s Operations primarily underwrite marine and related lines of business along with offshore energy, professional liability insurance and construction coverages for onshore energy business at Lloyd’s through Syndicate 1221. We control 100% of Syndicate 1221’s stamp capacity for the 2011, 2010 and 2009 underwriting years through our wholly-owned subsidiary, Navigators Corporate Underwriters Ltd. which is referred to as a corporate name in the Lloyd’s market. We have also established underwriting agencies in Antwerp, Belgium, Stockholm, Sweden, and Copenhagen, Denmark, which underwrite risks pursuant to binding authorities with NUAL into Syndicate 1221. We have also established a presence in Brazil and China through contractual arrangements with local affiliates of Lloyd’s.

While management takes into consideration a wide range of factors in planning our business strategy and evaluating results of operations, there are certain factors that management believes are fundamental to understanding how we are managed. First, underwriting profit is consistently emphasized as a primary goal, above premium growth. Management’s assessment of our trends and potential growth in underwriting profit is the dominant factor in its decisions with respect to whether or not to expand a business line, enter into a new niche, product or territory or, conversely, to contract capacity in any business line. In addition, management focuses on controlling the costs of our operations. Management believes that careful monitoring of the costs of existing operations and assessment of costs of potential growth opportunities are important to our profitability. Access to capital also has a significant impact on management’s outlook for our operations. The Insurance Companies’ operations and ability to grow their business and take advantage of market opportunities are constrained by regulatory capital requirements and rating agency assessments of capital adequacy. Similarly, the ability to grow our operations at Lloyd’s is subject to capital and operating requirements of Lloyd’s and the U.K. regulatory authorities.

Management’s decisions are also greatly influenced by access to specialized underwriting and claims expertise in our lines of business. We have chosen to operate in specialty niches with certain common characteristics which we believe provide us with the opportunity to use our technical underwriting expertise in order to realize underwriting profit. As a result, we have focused on underserved markets for businesses characterized by higher severity and lower frequency of loss where we believe our intellectual capital and financial strength bring meaningful value. In contrast, we have avoided niches that we believe have a high frequency of loss activity and/or are subject to a high level of regulatory requirements, such as workers compensation and personal automobile insurance, because we do not believe our technical underwriting expertise is of as much value in these types of businesses. Examples of niches that have the characteristics we look for include bluewater hull which provides coverage for physical damage to, for example, highly valued cruise ships, and Directors and Officers insurance which covers litigation exposure of a corporation’s directors and officers. These types of exposures require substantial technical expertise. We attempt to mitigate the financial impact of severe claims on our results by conservative and detailed underwriting, prudent use of reinsurance and a balanced portfolio of risks.

For the three months ended March 31, 2012 and the year ended December 31, 2011, our net earned premium was $183.1 million and $691.6 million, respectively. For the same periods, our net income was $7.9 million and $25.6 million, respectively.

We are a Delaware corporation with our principal executive offices located at 6 International Drive, Rye Brook, New York 10573. Our telephone number at that location is (914) 934-8999.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for the Company and its subsidiaries for the periods indicated:

	For the three months ended March 31,	For the year ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)(2)	4.1x	3.3x	8.0x	7.6x	6.5x	12.4x

(1)	We have authority to issue up to 1,000,000 shares of preferred stock, par value $0.10 per share; however, there are currently no shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2)	For purposes of this computation, earnings consist of income from continuing operations before income taxes, plus fixed charges to the extent that such charges are included in the determination of income. Fixed charges consist of interest expense, letters of credit costs, amortization of financing costs and one-third of rental expense under operating leases which is estimated to be representative of the interest factor of such rentals.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to above in “Where You Can Find More Information” as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2011 contains a discussion of significant risks under the caption “Risk Factors” which could be relevant to your investment in the securities. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include investments in, or advances to, our insurance subsidiaries.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

The debt securities will be our direct obligations. The senior debt securities will be our unsecured obligations and will rank equally with all of our other senior debt. The senior debt securities will be issued under a senior indenture.

Our subordinated debt securities are to be issued under an indenture that we sometimes refer to in this prospectus as the “subordinated indenture.” The subordinated debt securities will have a junior position to all of our senior debt.

The senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act, and the senior indenture is and the subordinated indenture will be between us and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as trustee.

On April 1, 2011, we entered into a $165 million credit facility agreement with ING Bank N.V., London Branch, individually and as Administrative Agent, and a syndicate of lenders. The credit facility, which is denominated in U.S. dollars, is utilized to fund our participation in Syndicate 1221 through letters of credit for the 2011 and 2012 underwriting years, as well as open prior years. The letters of credit issued under the facility are denominated in British pounds and their aggregate face amount will fluctuate based on exchange rates. The ability to issue new letters of credit expired on December 31, 2011. If any letters of credit remain outstanding under the facility after December 31, 2012, we would be required to post additional collateral to secure the remaining letters of credit. As of March 31, 2012, letters of credit with an aggregate face amount of $150.7 million were outstanding under the credit facility.

This credit facility contains customary covenants for facilities of this type, including restrictions on indebtedness and liens, limitations on mergers, dividends and the sale of assets, and requirements as to maintaining certain consolidated tangible net worth, statutory surplus and other financial ratios. The credit facility also provides for customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, any representation or warranty made by us being false in any material respect, default under certain other indebtedness, certain insolvency or receivership events affecting us and our subsidiaries, the occurrence of certain material judgments, or a change in control of us. The letter of credit facility is secured by a pledge of the stock of certain of our insurance subsidiaries. To the extent the aggregate face amount issued under the credit facility exceeds the commitment amount, we are required to post collateral with the lead bank of the consortium. We were in compliance with all covenants under the credit facility as of March 31, 2012.

The applicable margin and applicable fee rate payable under the letter of credit facility are based on a tiered schedule that is based on our then-current ratings issued by S&P and Moody’s with respect to our senior unsecured long-term debt securities, without third-party credit enhancement, and the amount of our own collateral utilized to fund our participation in Syndicate 1221.

Because a significant part of our operations are conducted through our insurance subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings. Our insurance subsidiaries may only declare and pay dividends to us if they are permitted to do so under the insurance laws and regulations of the states where they are domiciled.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

In addition, holders of our debt securities will have a junior position to claims of creditors of our subsidiaries, including policyholders, trade creditors, debt holders, secured creditors, taxing and regulatory authorities, guarantee holders and any preferred stockholders. As of the date of this prospectus, excluding trade creditors, the claims of policyholders and short-term borrowings, none of our subsidiaries has incurred any material amount of indebtedness or other obligations that would effectively rank senior to our debt securities. Any claims we have as an unsecured creditor of our subsidiary would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the two indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts

The indentures do not limit the amount of debt that can be issued under the indentures. These amounts are set from time to time by our board of directors.

Prospectus Supplements

The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

—	title and form of the securities;

—	offering price;

—	any limit on the amount that may be issued;

—	maturity date(s);

—	ranking of the securities;

—	interest rate or the method of computing the interest rate (including, if applicable, any provisions relating to the resetting of such rate and any maximum rate applicable to any reset rate);

—	dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

—	terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

—	date(s), if any, on which, and the price(s) at which, we are obligated to redeem, or at the holder’s option to purchase, in whole or in part, the debt securities and related terms and provisions;

—	details of any required sinking fund payments;

—	the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

—

any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

—	the persons to whom payments of interest will be made;

—	any provisions granting special rights to holders when a specified event occurs;

—	any changes to or additional events of default or covenants;

—

any special tax implications of the debt securities, including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

—	whether or not the debt securities will be issued in global form and who the depositary will be;

—	any restrictions on the registration, transfer or exchange of the debt securities;

—

the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served;

—

terms, if any, on which a series of debt securities may be convertible into or exchangeable for our shares of common stock, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option;

—

if the debt securities are convertible or exchangeable, the events or circumstances that will result in adjustments to the conversion or exchange price and the formulae for determining the adjusted price;

—	subordination terms of any subordinated debt securities; and

—

any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants

We will agree in the indentures to:

—	pay the principal, interest and any premium on the debt securities when due;

—

maintain an office or agency in the State of New York or other place of payment specified in the debt securities or the relevant indenture, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the relevant indenture may be served;

—

prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

—

deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

—

file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the relevant indenture;

—

unless our board of directors determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

¡

our existence as a corporation or other permitted entity, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents; and

¡	the rights, licenses and franchises of us and certain of our subsidiaries; and

—	not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

Consolidation, Merger and Sale of Assets

With respect to the senior indenture, we will not consolidate or amalgamate with or merge into any other entity or transfer all or substantially all of our properties or assets unless:

—	we are the surviving entity; or

—

the successor or surviving entity is organized or existing under the laws of the United States of America, any state thereof, or the District of Columbia or Bermuda and assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the indentures; and, in either case,

—

after giving effect to such transaction, no event of default under the indentures and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

With respect to the subordinated indenture, we will not consolidate or amalgamate with or merge into any other entity or transfer all or substantially all of our properties or assets unless:

—	we are the surviving entity; or

—

the successor or surviving entity is organized or existing under the laws of the United States of America, any state thereof, or the District of Columbia, the United Kingdom or Bermuda and assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the indentures; and, in either case,

—

after giving effect to such transaction, no event of default under the indentures and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

Upon any such consolidation, amalgamation, merger or transfer, the successor will be substituted for us under the indentures. In the case of a sale, assignment, transfer, conveyance or other disposition (other than a lease) of all or substantially all of our properties or assets that meets the requirements stated in the immediately preceding paragraph, we will be relieved of all obligations and covenants under the indentures and the debt securities.

Satisfaction and Discharge

Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

—

all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

—

the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance

Under each indenture, we may elect, with respect to a series of debt securities at the option of our board of directors and subject to the satisfaction of the conditions described below, either:

—

to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

—	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance if we put in place the following arrangements:

—

we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture pursuant to the terms of an irrevocable trust agreement), in trust, for the benefit of the holders of the applicable series of debt securities:

¡	cash in United States dollars;

¡

non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

¡	a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

—

we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes solely as a result of the defeasance;

—

no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

—

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trustee for repayment of the debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Information Concerning the Trustee

The Bank of New York Mellon is the successor to JPMorgan Chase Bank, N.A., as trustee under the senior indenture, and is to be named as the trustee under the subordinated indenture. The prospectus supplement with respect to particular debt securities will describe any changes in our relationship with the trustee at the time that any debt securities are offered.

The Bank of New York Mellon administers its corporate trust business in the Borough of Manhattan, The City of New York, at its offices located at 101 Barclay Street, Floor 8W, New York, New York 10286.

Form, Exchange, Transfer

Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

Global Securities

The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

—	be entitled to have the debt securities represented by such registered global security registered in their names;

—	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

—	be considered the owners or holders of the debt securities.

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, and, in either case, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion and subject to the procedures of the depositary decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for a global security. The debt securities in certificated form shall be in the same minimal denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities

The senior debt securities will constitute part of our senior debt and rank equally with all other senior debt that is unsecured. The senior debt securities will be senior to our subordinated debt.

Events of Default

The following are events of default under a series of senior debt securities:

—	we fail to pay the principal, any premium, or any sinking fund payment, on any senior debt securities of that series when due;

—	we fail to pay interest on any senior debt securities of that series within 30 days following the due date;

—

we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

—	certain events of bankruptcy or insolvency relating to us, whether voluntary or not.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest on, all the senior debt securities of those series to be immediately due and payable by written notice to us and the trustee (if the notice is given by holders). The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration, but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

—	the direction cannot conflict with any law or regulation or the indenture;

—	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

—	the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

—	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

—

the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

—	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

—	the trustee does not comply with the request within 30 days after receipt of such notice, request and offer and, if requested, provision of indemnity; and

—

during the 30 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

—	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

—	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

We will periodically file statements with the trustee regarding our compliance with covenants in the senior indenture.

Modifications and Amendments

Except as provided below or more fully specified in the senior indenture, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. However, some amendments or waivers require the consent of each holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

—	reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

—

reduce the principal or change the fixed maturity of the principal of, any premium on, or any mandatory sinking fund obligation of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

—	reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

—

waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

—	make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

—

make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of, or interest or premium on, the senior debt securities;

—	waive a redemption payment with respect to any senior debt security;

—

make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

—	make any change in the above amendment and waiver provisions.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

—	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

—	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

—	to add events of default;

—	to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

—	to provide for the issuance of, and to establish the form, terms and conditions of, senior debt securities of any series;

—	to evidence and provide for the acceptance of appointment by a successor trustee;

—

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture;

—	to make any change that does not adversely affect in any material respect the interests of any holder; or

—	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act, as amended.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities

The subordinated debt securities issued pursuant to the subordinated indenture will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

Subordination

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. Our obligations under the subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the subordinated debt securities, as well as any other indebtedness that the subordinated debt is expressly junior to, as set forth in the prospectus supplement. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

—	any indebtedness to any of our subsidiaries or other affiliates;

—	any trade payables; or

—	any indebtedness that we may incur in violation of the subordinated indenture.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the subordinated debt securities.

We may not make any payment on the subordinated debt securities if a default in the payment of the principal, any premium, interest on, or other obligations, including any repurchase or redemption obligation, in respect of designated senior debt occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if (1) any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and (2) the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

The term “designated senior debt” means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement or by board resolution and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the subordinated debt securities is accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

The subordination provisions may not be amended without the consent of each holder of senior debt that would be affected by the amendment.

Events of Default

The following are events of default under a series of subordinated debt securities:

—	we fail to pay the principal of, or any premium or sinking fund payment on, any subordinated debt securities of that series when due;

—	we fail to pay interest on any subordinated debt securities of that series within 30 days following the due date;

—

we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

—	certain events of bankruptcy or insolvency relating to us, whether voluntary or not.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the subordinated indenture has actual knowledge of the default or event of default, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the subordinated indenture) on, all the subordinated debt securities of those series to be immediately due and payable by written notice to us and the trustee (if the notice is given by holders). The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

—	the direction cannot conflict with any law or regulation or the subordinated indenture;

—	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

—	the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or the series of subordinated debt securities, but before doing so, the following must occur:

—	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

—

the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

—	the holder or holders must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

—	the trustee does not comply with the request within 30 days after receipt of the request and offer and, if requested, the provision of indemnity; and

—

during the 30 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal of, premium, if any, and interest on, subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the subordinated debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the subordinated debt securities of such series waive any past defaults, except:

—	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, subordinated debt securities of that series; and

—

a continuing default in respect of a covenant or provision of the subordinated indenture that cannot be amended or modified without the consent of each holder of the subordinated debt securities affected.

We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments

Except as provided below, or more fully specified in the subordinated indenture, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. However, some amendments or waivers require the consent of each holder of any subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

—	reduce the principal amount of the subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

—

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of, the subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

—	reduce the rate, or change the time for payment, of interest, including default interest, on the subordinated debt securities of any series;

—

waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

—	make the subordinated debt securities of any series payable in currency other than that stated in the subordinated debt securities of that series;

—

make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of, or interest or premium on, the subordinated debt securities;

—	waive a redemption payment with respect to any subordinated debt security;

—

make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

—	make any change in the above amendment and waiver provisions.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities without the consent of any holder:

—	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

—	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

—	to add events of default;

—

to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the subordinated indenture in fully registered form;

—	to provide for the issuance of, and to establish the form, terms and conditions of, the subordinated debt securities of any series;

—	to evidence and provide for the acceptance of appointment by a successor trustee;

—

to cure any ambiguity or to correct or supplement any provision in the subordinated indenture that may be defective or inconsistent with any other provision contained in the subordinated indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the subordinated indenture, so long as the interests of holders of subordinated debt securities of any series are not adversely affected in any material respect under the subordinated indenture;

—	to make any change that does not adversely affect in any material respect the interests of any holder; or

—	to comply with the requirements of the SEC in order to effect or maintain the qualification of the subordinated indenture under the Trust Indenture Act.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock.

You should keep in mind, however, that it is our Restated Certificate of Incorporation and our By-laws, as amended, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our By-laws, as amended, are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Our Restated Certificate of Incorporation authorizes us to issue 50,000,000 shares of common stock, par value of $0.10 per share, and 1,000,000 shares of preferred stock, par value of $0.10 per share. As of May 29, 2012, there were 14,005,773 shares of common stock outstanding and we had no preferred stock issued or outstanding.

The particular terms of the common stock or preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such common stock or preferred stock will be outlined in the applicable prospectus supplement.

Common Stock

Voting Rights. Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Our stockholders do not have the right to cumulate their votes in the election of directors. The quorum required at a stockholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, directors are elected if they receive a plurality of the votes present at the meeting and entitled to vote. Except as otherwise provided in our Restated Certificate of Incorporation, all other matters can be approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. See “—Voting Rights with Respect to Extraordinary Corporate Transactions” below for information on when our Restated Certificate of Incorporation requires a different stockholder vote.

Dividends. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive dividends as and when declared by our board of directors. The issuance of dividends will depend upon, among other factors deemed relevant by our board of directors, our financial condition, results of operations, cash requirements, future prospects, changes in tax or other applicable laws relating to the treatment of dividends and regulatory restrictions on the payment of dividends that apply under applicable insurance laws. Dividends may be paid in cash, stock or other form. Each such dividend shall be payable to holders of record as they appear on our stock books on such record dates as shall be fixed by the board of directors.

Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Company, the holders of our common stock will share equally in the assets remaining after creditors and preferred stockholders are paid.

Other Rights. Holders of shares of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “NAVG.”

Preferred Stock

General. Our board of directors may authorize the issuance of preferred stock in series and will specify the dividend and liquidation preferences, redemption prices and conversion rights of each series. When we issue preferred stock, all shares will be fully paid and non-assessable. The holders of our preferred stock will not have preemptive rights.

Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution, each series of our preferred stock will rank:

—	senior to all classes of our common stock and to all equity securities issued by us that specifically provide that they will rank junior to our preferred stock;

—	equal with all our equity securities that specifically provide that they will rank equally with our preferred stock; and

—	junior to all our equity securities that specifically provide that they will rank senior to our preferred stock.

As used in any amendment to our Restated Certificate of Incorporation for these purposes, the term “equity securities” will not include any debt securities convertible or exchangeable for equity securities.

Dividends. Upon a decision of our board of directors, our preferred stockholders will be entitled to receive cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to their series of preferred stock. This rate may be fixed or variable or both. We will pay dividends to holders of record of our preferred stock as they appear on our books on the record dates that are fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare or pay full dividends or set aside funds for the payment of dividends on any series of our preferred stock unless we pay or set apart funds for payment of dividends on the equity securities entitled to receive the same dividends as our preferred stock. If full dividends are not paid, each series of preferred stock shall share dividends pro rata with these other equity securities.

Conversion and Exchange. The prospectus supplement for any series of our preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of preferred stock or common stock or exchangeable for another series of our preferred stock, common stock or debt securities.

Redemption. A series of our preferred stock may be redeemed at any time, in whole or in part, at our option or the option of a preferred stockholder. We may have the right to redeem a series of our preferred stock without your consent pursuant to a sinking fund or otherwise upon the terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined to be equitable by our board of directors.

On and after a redemption date, dividends will cease to accrue on shares of our preferred stock called for redemption and all your rights as a holder of these shares will end (except for the right to receive the redemption price) unless we fail to properly pay the redemption price.

Liquidation Preference. If we are liquidated, dissolved or wound up, our preferred stockholders will be entitled to receive distributions of our assets that are available for stockholders in the amount set forth in the prospectus supplement for each series of preferred stock, plus any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to our preferred stock with respect to liquidation, including our common stock. If we are liquidated, dissolved or wound up and the amounts payable on our preferred stock and on any other of our securities ranking equally with respect to liquidation rights are not paid in full, the preferred stockholders of such series and the holders of other equally ranking securities will share ratably in any distribution of our assets in proportion to the full liquidation preferences to which each is entitled. After full payment of the liquidation preference to which they are entitled, our preferred stockholders will not be entitled to any further participation in any distribution of our assets.

Voting Rights. Our preferred stockholders will not have the right to vote unless the board of directors states for a particular series of our preferred stock that they have this right or except as required by law.

Transfer Agent and Registrar. We will describe the transfer agent and registrar for each series of our preferred stock in the applicable prospectus supplement.

Voting Rights with Respect to Extraordinary Corporate Transactions

Generally, under Delaware law, plans of merger, consolidation or exchange and sales, leases, exchanges or other dispositions of all, or substantially all, of a corporation’s property and assets, other than in the usual and regular course of business, must be approved by the affirmative vote of at least a majority of all of the outstanding shares entitled to vote on the matter and at least a majority of the outstanding shares of each class or series of shares, if any, entitled to vote on the matter as a class. A corporation’s certificate of incorporation may provide for a greater vote. In order to approve any plan of merger or consolidation or any sale, lease, exchange or disposition of all or substantially all of our assets, our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote on the matter, or if no vote is required by Delaware law, 66 2/3% of the outstanding shares entitled to vote in the election of directors generally, unless the transaction falls within two exempt categories, in which case the Delaware law approval requirements discussed above are effective. This supermajority vote requirement is not applicable to any action between us and one of our wholly-owned subsidiaries or certain affiliates or to any action with a third party if it is approved by two-thirds of the members of our board of directors prior to completion and such approval remains in effect on the date of completion.

Voting Rights with Respect to Amendments to our Restated Certificate of Incorporation and By-Laws

Generally, under Delaware law, a board of directors may propose amendments to a corporation’s certificate of incorporation. Proposed amendments must be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of each class of shares entitled to vote on such amendment as a class, unless the corporation’s certificate of incorporation requires a larger percentage. Except for any amendment to the provision relating to merger approval discussed above under “—Voting Rights with Respect to Extraordinary Corporate Transactions,” which requires the approval of 66 2/3% of our outstanding shares, our Restated Certificate of Incorporation does not require any larger stockholder vote percentage for an amendment to its provisions.

Delaware law provides that the power to adopt, amend and repeal by-laws shall be in the stockholders entitled to vote; provided that a corporation may, in its certificate of incorporation, confer upon its directors the power to also adopt, amend and repeal by-laws. Our Restated Certificate of Incorporation authorizes our board of directors to make, alter, amend or repeal our By-laws. Amendment of the By-laws by our stockholders requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

Anti-takeover Provisions of our Restated Certificate of Incorporation and By-laws and Applicable Law

Some provisions of our Restated Certificate of Incorporation and By-laws or other applicable law may delay or make more difficult unsolicited acquisitions or changes of control of our company. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. Those provisions include the provisions discussed above with respect to extraordinary corporate transactions and amendments to our Restated Certificate of Incorporation and By-laws as well as the following provisions.

Blank Check Preferred Stock. Our board of directors, without stockholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of shares of common stock. This right of issuance could be used as a method of preventing a party from gaining control of us.

Removal of Directors; Special Meetings of the Stockholders. Our By-laws provide that directors may be removed with or without cause and the subsequent vacancy filled, by the affirmative vote of a majority of the outstanding shares entitled to vote, at a special meeting called for that purpose. Special meetings of our stockholders may only be called by our president or secretary or by resolution of a majority of our board of directors. As a result, unless the specified officers or board concurs, a stockholder may not be able to propose removal of a director prior to his or her annual term expiring. Similarly, a stockholder who wishes to present an issue to his or her fellow stockholders may be required to wait for the annual meeting.

Delaware Section 203. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” during the three years after the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, who together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

—

before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

—

upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

—

the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Insurance Holding Company Regulations on Change of Control. We are regulated as an insurance holding company and are subject to state and foreign laws that restrict the ability of any person to obtain control of an insurance holding company without prior regulatory approval. Without this approval or an exemption, no person or entity may acquire “control” of an insurance subsidiary or merge with the holding company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is usually presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer fractional interests in debt securities or fractional shares of our common stock or preferred stock. If we decide to do so, we will issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a debt security, common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

—	all outstanding depositary shares have been redeemed;

—	if applicable, the debt securities and the preferred stock represented by depository shares have been converted into or exchanged for our common stock; or

—

there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement that we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

We may issue warrants for the purchase of our debt securities, preferred stock or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement that we will describe in the prospectus supplement relating to the warrants that we offer.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

—	the title of the debt warrants;

—	the aggregate number of the debt warrants;

—	the price or prices at which the debt warrants will be issued;

—

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

—	if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including shares of preferred stock or common stock;

—	the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

—	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

—	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

—	whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

—	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

—	the title of the warrants;

—	the aggregate number of the warrants;

—	the number of securities purchasable upon exercise of each warrant, and the price or prices at which the warrants will be issued;

—	the securities, which may include preferred stock or common stock, for which the warrants are exercisable;

—	the procedures and conditions relating to the exercise of the warrants;

—	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

—	the date, if any, on and after which such warrants and the related securities will be separately transferable;

—	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

—	the maximum or minimum number of warrants which may be exercised at any time;

—	if applicable, a discussion of certain United States federal income tax considerations; and

—	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Exercise of Warrants

Each warrant will entitle the holder to purchase the principal amount of debt securities or other securities, including shares of preferred stock or common stock, at the exercise price as shall in each case be set forth in, or be determinable as set forth in the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities or other securities, including shares of preferred stock or common stock, to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

—

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

—

in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of our stock purchase contracts and stock purchase units is a summary. It summarizes only those aspects of stock purchase contracts and stock purchase units which we believe will be most important to your decision to invest in such securities. You should keep in mind, however, that it is the stock purchase contract agreement and the stock purchase unit agreement, as applicable, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. The stock purchase contract agreement and the stock purchase unit agreement, as well as other applicable documents, are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of common stock, shares of preferred stock or other property at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

—	debt securities;

—	common stock;

—	preferred stock;

—	other stock purchase contracts;

—	depositary shares representing fractional interests in debt securities or shares of common stock or preferred stock; or

—	preferred securities or debt obligations of third parties, including United States Treasury securities,

which may secure your obligations to purchase the common stock, preferred stock or other property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

We may sell any series of debt securities, common stock, preferred stock and depositary shares being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

We may authorize underwriters, dealers or other persons acting as agents for us to make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through The NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL OPINION

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Baker Botts L.L.P., New York, New York, special counsel to us.

EXPERTS

The consolidated financial statements and related financial statement schedules of The Navigators Group, Inc. as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the Offerings described in this Registration Statement. All amounts are estimated except the SEC registration fee.

Registration Fee	$57,300
*Printing Costs for Registration Statement, prospectus and related documents	$75,000
*Accounting Fees and Expenses	$150,000
*Legal Fees and Expenses	$250,000
*Trustees’ Fees	$10,000
*Rating Agencies’ Fees	$75,000
*FINRA	$15,000
*Miscellaneous	$20,000

*Total	$652,300

* Estimated.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or enterprise or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL also provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article Seventh of the Company’s Restated Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons who it may indemnify to the full extent allowable under the DGCL.

Article V, Section 10 of the Company’s By-laws provides that the Company shall indemnify any person who is a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any company which he served as such at the Company’s request, against reasonable expenses (including attorneys’ fees) actually and necessarily incurred by him in connection with the defense of such action, suit, or proceeding, or in connection with the appeal thereof, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

The Company’s By-laws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under law.

In addition, the Company maintains directors’ and officers’ liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 16.	EXHIBITS.

Exhibit Number	Description

1.1	Form of Underwriting Agreement relating to Debt Securities.*
1.2	Form of Underwriting Agreement relating to Common Stock.*
1.3	Form of Underwriting Agreement relating to Preferred Stock.*
1.4	Form of Underwriting Agreement relating to Depositary Shares.*
1.5	Form of Underwriting Agreement relating to Warrants.*
1.6	Form of Underwriting Agreement relating to Stock Purchase Contracts.*
1.7	Form of Underwriting Agreement relating to Stock Purchase Units.*
3.1	Restated Certificate of Incorporation of The Navigators Group, Inc., incorporated by reference to Exhibit 4.1 of our Form S-8 filed July 26, 2002 (File No. 333-97183).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.2 of our Form S-8 filed July 26, 2002 (File No. 333-97183).
3.3	Certificate of Amendment to the Restated Certificate of Incorporation.
3.4	By-laws of The Navigators Group, Inc., as amended, incorporated by reference to Exhibit 3 of our Form S-1 filed May 13, 1986 (File No. 33-5667).
4.1	Form of Indenture for Senior Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee, incorporated by reference to Exhibit 4.3 of our Form S-3 filed September 23, 2005 (File No. 333-128516).
4.2	Form of Indenture for Subordinated Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 of our Form S-3 filed July 17, 2009 (File No. 333-160647).
4.3	Form of Deposit Agreement.*
4.4	Form of Depositary Receipt (included in Exhibit 4.3).*
4.5	Form of Warrant Agreement.*
4.6	Form of Warrant Certificate (included in Exhibit 4.5).*
4.7	Form of Unit Agreement.*
4.8	Form of Stock Purchase Contract Agreement.*
4.9	Form of Stock Purchase Unit Agreement.*
4.10	Form of Certificate of Designation, Preferences and Rights of Preferred Stock of The Navigators Group, Inc.*
5.1	Opinion of Baker Botts L.L.P.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature page hereto).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Senior Indenture for the Senior Debt Securities.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Subordinated Indenture for the Subordinated Debt Securities.

* To be filed by amendment or by an exhibit to a document to be incorporated by reference herein.

ITEM 17.	UNDERTAKINGS.

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, The Navigators Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on this 1st day of June, 2012.

THE NAVIGATORS GROUP, INC.

By:	/s/ Ciro M. DeFalco
Name:	Ciro M. DeFalco
Title:	Senior Vice President and Chief
Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ciro M. DeFalco, Bruce J. Byrnes and Emily B. Miner as true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Terence N. Deeks	Chairman	June 1, 2012
Terence N. Deeks

/s/ Stanley A. Galanski	Director, President and Chief Executive Officer	June 1, 2012
Stanley A. Galanski	(Principal Executive Officer)

/s/ Ciro M. DeFalco	SVP, Chief Financial Officer and Treasurer	June 1, 2012
Ciro M. DeFalco	(Principal Financial Officer)

/s/ George Iacono	Controller	June 1, 2012
George Iacono	(Controller)

/s/ H. J. Mervyn Blakeney	Director	June 1, 2012
H. J. Mervyn Blakeney

/s/ Geoffrey E. Johnson	Director	June 1, 2012
Geoffrey E. Johnson

/s/ Robert V. Mendelsohn	Director	June 1, 2012
Robert V. Mendelsohn

/s/ Majorie D. Raines	Director	June 1, 2012
Majorie D. Raines

/s/ John F. Kirby	Director	June 1, 2012
John F. Kirby

/s/ Marc M. Tract	Director	June 1, 2012
Marc M. Tract

/s/ Janice C. Tomlinson	Director	June 1, 2012
Janice C. Tomlinson

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement relating to Debt Securities.*
1.2	Form of Underwriting Agreement relating to Common Stock.*
1.3	Form of Underwriting Agreement relating to Preferred Stock.*
1.4	Form of Underwriting Agreement relating to Depositary Shares.*
1.5	Form of Underwriting Agreement relating to Warrants.*
1.6	Form of Underwriting Agreement relating to Stock Purchase Contracts.*
1.7	Form of Underwriting Agreement relating to Stock Purchase Units.*
3.1	Restated Certificate of Incorporation of The Navigators Group, Inc., incorporated by reference to Exhibit 4.1 of our Form S-8 filed July 26, 2002 (File No. 333-97183).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.2 of our Form S-8 filed July 26, 2002 (File No. 333-97183).
3.3	Certificate of Amendment to the Restated Certificate of Incorporation.
3.4	By-laws of The Navigators Group, Inc., as amended, incorporated by reference to Exhibit 3 of our Form S-1 filed May 13, 1986 (File No. 33-5667).
4.1	Form of Indenture for Senior Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee, incorporated by reference to Exhibit 4.3 of our Form S-3 filed September 23, 2005 (File No. 333-128516).
4.2	Form of Indenture for Subordinated Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 of our Form S-3 filed July 17, 2009 (File No. 333-160647).
4.3	Form of Deposit Agreement.*
4.4	Form of Depositary Receipt (included in Exhibit 4.3).*
4.5	Form of Warrant Agreement.*
4.6	Form of Warrant Certificate (included in Exhibit 4.5).*
4.7	Form of Unit Agreement.*
4.8	Form of Stock Purchase Contract Agreement.*
4.9	Form of Stock Purchase Unit Agreement.*
4.10	Form of Certificate of Designation, Preferences and Rights of Preferred Stock of The Navigators Group, Inc.*
5.1	Opinion of Baker Botts L.L.P.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature page hereto).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Senior Indenture for the Senior Debt Securities.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Subordinated Indenture for the Subordinated Debt Securities.

* To be filed by amendment or by an exhibit to a document to be incorporated by reference herein.